Exhibit (s)
POWER OF ATTORNEY
FOR
SECURITIES AND EXCHANGE COMMISSION
AND RELATED FILINGS

     The undersigned directors of KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY (the “Company”) hereby appoint KEVIN S. MCCARTHY, DAVID J. SHLADOVSKY and DAVID A. HEARTH (with full power to each of them to act alone), their attorneys-in-fact and agents, in all capacities, to execute and to file any documents relating to the Company’s Registration Statement on Form N-2 under the Securities Act of 1933, as amended, Form N-54A Notification of Election to be Subject to Sections 55 Through 65 of the Investment Company Act of 1940, as amended (the “1940 Act”), filed pursuant to Section 54(a) of the 1940 Act, Form 8-A and Form 10-K under the Securities Exchange Act of 1934, as amended, and under the laws of all states and other domestic and foreign jurisdictions, including any and all amendments thereto, covering the registration and the sale of shares by the Company, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive orders, rulings or filings of proxy materials. The undersigned grant to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as the undersigned could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
     The undersigned directors hereby execute this Power of Attorney as of this 5th day of September 2006.

Directors:
By:	/s/ Keith B. Forman
Keith B. Forman

By:	/s/ Albert L. Richey
Albert L. Richey